Exhibit 99.1

Kforce Inc. 1001 East Palm Ave. Tampa, FL 33605 (NASDAQ: KFRC)
AT THE FIRM
Michael R. Blackman
Chief Corporate Development Officer
(813) 552-2927
KFORCE REPORTS RECORD THIRD QUARTER REVENUES OF $341.6 MILLION
AND RECORD QUARTERLY EARNINGS PER SHARE OF $0.48

FLEX STAFFING REVENUE UP 9.6% YEAR OVER YEAR

ACHIEVES OPERATING MARGIN OF 6.8%

ANNOUNCES 9% INCREASE TO QUARTERLY DIVIDEND
TAMPA, FL, November 3, 2015 (GLOBE NEWSWIRE) — Kforce Inc. (Nasdaq: KFRC), a provider of professional staffing services and solutions, today announced results for its third quarter of 2015. Revenues for the quarter ended September 30, 2015 were $341.6 million compared to $337.4 million for the quarter ended June 30, 2015, an increase of 1.3%, and compared to $313.8 million for the quarter ended September 30, 2014, an increase of 8.8%. Net income for the quarter ended September 30, 2015 was $13.5 million, or $0.48 per share, as compared to $11.6 million, or $0.41 per share, for the quarter ended June 30, 2015. Income from continuing operations was $8.0 million, or $0.25 per share, for the quarter ended September 30, 2014. Adjusted income from continuing operations, as adjusted for non-recurring charges, for the quarter ended September 30, 2014 was $9.4 million, or $0.30 per share.
David L. Dunkel, Chairman and CEO, said, “Third quarter revenues of $341.6 million and earnings per share of $0.48 are new records for the Firm. Our operating margin this quarter of 6.8% confirms that our plan for reaching an operating margin of 7.5% at $1.6 billion of annualized revenues is on track. Growth was seen across our staffing business lines as our combined Flex staffing revenue grew 9.6% year-over-year, led by another strong performance in FA Flex of 19.4% revenue growth year-over-year. The deceleration in Tech Flex revenues, which grew 6.6% year-over-year, is the result of client-specific issues and not the result of any fundamental changes in market demand. We believe the overall demand for highly skilled Tech resources remains strong and the many drivers in this space remain firmly intact. In addition, secular drivers continue to be a key factor in flexible staffing growth, driven both by the project nature of work as well as our clients' desire to minimize employment risk. I want to thank all of our clients, consultants and employees for making the third quarter of 2015 a successful quarter for Kforce.”

Joseph J. Liberatore, President, said, “Our key performance indicators, such as job orders, remain strong in both Tech and FA. We believe that the client-specific issues that slowed our Tech Flex growth in the third quarter are unique and short-term in nature and not indicative of the broader demand for highly skilled Tech resources. We are seeing strong demand across many industries, such as Financial Services, Insurance Services, Computer Manufacturing and Retail which all continue to out pace our overall Tech Flex growth rates. This continued strength in demand suggests we have additional opportunity to further penetrate our expansive client base and, as a result, we plan to more aggressively add to our Tech Flex sales associate population. We continue to focus on our client, consultant and core associate relationships to drive results, and expect to drive forward with momentum as we head into 2016.”

Mr. Liberatore noted additional operational results for the third quarter include:

•	Flex revenues of $327.4 million in Q3 ‘15 increased 8.7% from $301.3 million in Q3 ‘14.

•	Year-over-year growth in Flex revenue for Tech and FA was 6.6% and 19.4%, respectively, while Government Solutions experienced a decline of 1.8%.

•	Direct Hire revenues of $14.1 million in Q3 ‘15 increased 13.1% from $12.5 million in Q3 ‘14.

•	Revenue-generating associates increased 10.1% year-over-year.
David M. Kelly, Chief Financial Officer, said, “We are ahead of schedule in meeting our earnings goals. Despite revenue growth falling short of guidance this quarter, the Firm exceeded expectations on profitability, both through improved gross margins and operating leverage. This improvement provides the flexibility to invest in our business and still should allow us to meet or exceed our 7.5% operating margin target when $1.6 billion in annualized revenue is reached. We also now believe that we will attain operating margins of at least 6.3% as annualized revenues reach $1.4 billion while still investing in the business. We continue to return a significant amount of capital to our shareholders in the form of dividends and share repurchases, which is further confirmation of our belief in the strength of our business.
We are pleased to announce that our Board of Directors declared a fourth quarter cash dividend on Kforce common stock of $0.12 per share, an increase of 9% over the previous dividend rate. The cash dividend will be payable on December 24, 2015 to shareholders of record as of the close of business on December 11, 2015. During the quarter, we repurchased approximately 297 thousand shares of stock on the open market at a total cost of approximately $7.9 million. We believe these actions demonstrate our continued commitment to enhancing shareholder value.”
Highlights for the third quarter include:

•	Flex gross profit margin increased 70 basis points to 29.2% in Q3 ‘15 from 28.5% in Q3 ‘14.

•
Selling, general and administrative expense as a percentage of revenues for Q3 ‘15 was 24.6% compared to 26.2% for Q3 ‘14. Selling, general and administrative expense as a percentage of revenues, as adjusted for non-recurring charges, for Q3 ‘14 was 25.5%.

•	Operating margin of 6.8% in Q3 ‘15 increased 250 basis points from 4.3% in Q3 ‘14. Operating margin, as adjusted for non-recurring charges, in Q3 ‘14 was 5.1%.

•	Operating cash flows for Q3 ‘15 were $29.2 million.

•	Adjusted EBITDA of $27.0 million, or $0.96 per share, for Q3 ‘15 increased 59.6%, or 77.8% per share, from $16.9 million, or $0.54 per share, for Q3 ‘14.
Looking forward to the fourth quarter of 2015, there will be 62 billing days, as compared to 64 billing days in the third quarter of 2015, and 62 billing days in the fourth quarter of 2014. Current estimates for the fourth quarter of 2015 are:

•	Revenues of $333 million to $338 million

•	Earnings per share of $0.43 to $0.45

•	Gross profit margin of 31.7% to 31.9%

•	Operating margin of 6.0% to 6.2%

•	SG&A expense as a percent of revenue of 24.8% to 25.0%

•	Effective tax rate of 38.8%
On Tuesday, November 3, 2015, Kforce will host a conference call to discuss these results. The call will begin at 5:00 p.m. Eastern Time.
The dial-in number is (877) 344-3890. The conference passcode is Kforce. The replay of the call will be available from 8:00 p.m. EST, Tuesday, November 3, 2015 through November 11, 2015 by dialing (855) 859-2056, passcode 65564552.
This call is being webcast by Shareholder.com and can be accessed at Kforce’s web site at www.kforce.com (select “Investor Relations”). The webcast replay will be available until November 11, 2015.

About Kforce
Kforce (Nasdaq:KFRC) is a professional staffing and solutions firm providing flexible and permanent staffing solutions in the skill areas of technology and finance & accounting. Backed by more than 2,800 associates and more than 11,400 consultants on assignment, Kforce is committed to “Great People = Great Results” for our valued clients and candidates. Kforce operates with 64 offices located throughout the United States and one office in the Philippines. For more information, please visit our Web site at http://www.kforce.com.
The Kforce Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3749.
Certain of the above statements contained in this press release, including earnings projections, are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions and growth in the staffing industry and general economy; competitive factors, risks due to shifts in the market demand, including, without limitation, shifts in demand for our Technology, Finance and Accounting and Government Solutions segments, as well as the market for direct hire and flexible staffing assignments; a reduction in the supply of candidates for temporary employment or the Firm's ability to attract candidates; the success of the Firm in attracting and retaining revenue-generating headcount; changes in the service mix; ability of the Firm to repurchase shares; ability of the Firm to complete and integrate acquisitions; the effect of adverse weather conditions; changes in our effective tax rate; and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2014, as well as assumptions regarding the foregoing. In particular, the Firm makes no assurances that the estimates of continuing operations will be achieved or that we will continue to increase our market share, successfully manage risks to our revenue stream, successfully put into place the people and processes that will create future success or further accelerate our revenue. The words “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. The Firm undertakes no obligation to publicly update or revise any forward-looking statements. As a result, such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	Sept. 30, 2015	Jun. 30, 2015	Sept. 30, 2014
Revenue by function:
Technology	$232,113	$232,164	$217,643
Finance & accounting	85,111	80,925	71,380
Government solutions	24,351	24,264	24,787
Total revenue	341,575	337,353	313,810
Direct costs of services	231,754	231,315	215,519
Gross profit	109,821	106,038	98,291
GP %	32.2%	31.4%	31.3%
Flex GP %	29.2%	28.4%	28.5%
Selling, general & administrative expenses	84,167	83,195	82,090
Depreciation & amortization	2,579	2,426	2,642
Income from operations	23,075	20,417	13,559
Other expense, net	463	991	218
Income from continuing operations before income taxes	22,612	19,426	13,341
Income tax expense	9,067	7,833	5,346
Income from continuing operations	13,545	11,593	7,995
Income from discontinued operations, net of income taxes	—	—	57,023
Net income	$13,545	$11,593	$65,018
Earnings per share - diluted:
From continuing operations	$0.48	$0.41	$0.25
From discontinued operations	$—	$—	$1.81
Earnings per share - diluted	$0.48	$0.41	$2.06

Weighted average shares outstanding - diluted	28,132	28,337	31,553
Adjusted EBITDA per share	$0.96	$0.85	$0.54
Adjusted EBITDA	$26,997	$23,986	$16,912
Other information:
Capital expenditures	$4,282	$2,364	$1,747
Working capital	$124,817	$132,865	$87,360
Billing days	64	64	64

Kforce Inc.
Key Statistics
(Unaudited)

	Q3 2015	Q2 2015	Q3 2014
Total Firm
Flex revenue (000’s)	$327,439	$322,910	$301,310
Flex revenue per billing day (000’s)	$5,116	$5,045	$4,708
Sequential flex revenue change	1.4%	7.4%	3.8%
Year over year flex revenue change	8.7%	11.3%	12.5%
Hours (000’s)	5,682	5,535	5,030
Flex GP %	29.2%	28.4%	28.5%
Direct Hire revenue (000’s)	$14,136	$14,443	$12,500
Placements	1,009	1,028	861
Average fee	$14,015	$14,047	$14,522
Billing days	64	64	64
Technology
Flex revenue (000’s)	$226,381	$225,873	$212,269
Flex revenue per billing day (000’s)	$3,537	$3,529	$3,317
Sequential flex revenue change	0.2%	8.4%	3.0%
Year over year flex revenue change	6.6%	9.6%	12.4%
Hours (000’s)	3,332	3,320	3,050
Flex GP %	28.0%	27.6%	27.4%
Direct Hire revenue (000’s)	$5,732	$6,291	$5,374
Placements	353	389	322
Average fee	$16,247	$16,155	$16,704
Finance & Accounting
Flex revenue (000’s)	$76,707	$72,773	$64,254
Flex revenue per billing day (000’s)	$1,199	$1,137	$1,004
Sequential flex revenue change	5.4%	9.9%	7.0%
Year over year flex revenue change	19.4%	21.2%	17.3%
Hours (000’s)	2,350	2,215	1,980
Flex GP %	30.4%	29.8%	30.0%
Direct Hire revenue (000’s)	$8,404	$8,152	$7,126
Placements	656	639	539
Average fee	$12,815	$12,763	$13,219
Government Solutions
Flex revenue (000’s)	$24,351	$24,264	$24,787
Flex revenue per billing day (000’s)	$380	$379	$387
Sequential flex revenue change	0.4%	(6.3)%	3.5%
Year over year flex revenue change	(1.8)%	1.3%	2.7%
Flex GP %	36.9%	31.2%	33.4%

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)

The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.

Adjusted Income and Earnings Per Share from Continuing Operations
"Adjusted Income and Earnings Per Share from Continuing Operations”, a non-GAAP financial measure, is defined as income and earnings per share from continuing operations, adjusted for certain non-recurring operating charges, which management believes are not indicative of the Firm’s core operating results. Adjusted Income and Earnings Per Share from Continuing Operations should not be considered a measure of financial performance under generally accepted accounting principles and are presented as an alternative method for assessing the Firm’s operating results in a manner that is focused on the performance of our ongoing operations and to provide consistency and comparability.

	Three Months Ended
	Sept. 30, 2015		Jun. 30, 2015		Sept. 30, 2014
	$	Per share	$	Per share	$	Per share
Net income	$13,545	$0.48	$11,593	$0.41	$65,018	$2.06
Income from discontinued operations, net of income tax	—	—	—	—	57,023	1.81
Income from continuing operations	$13,545	$0.48	$11,593	$0.41	$7,995	$0.25
Non-recurring operating charges, pre-tax:
Post retirement health benefit plan termination	—	—	—	—	1,548	0.05
Severance and termination-related expenses	—	—	—	—	502	0.02
Inventory adjustment related to KGS product business	—	—	—	—	370	0.01
Non-recurring operating charges, pre-tax	—	—	—	—	2,420	0.08
Income tax expense	—	—	—	—	970	0.03
Adjusted income from continuing operations	$13,545	$0.48	$11,593	$0.41	$9,445	$0.30
Weighted average shares outstanding - basic	27,811		28,134		31,347
Weighted average shares outstanding - diluted	28,132		28,337		31,553

Adjusted EBITDA and Adjusted EBITDA Per Share
"Adjusted EBITDA", a non-GAAP financial measure, is defined by Kforce as net income before discontinued operations, net of income taxes, non-cash impairment charges, interest, income taxes, depreciation and amortization and stock-based compensation expense. "Adjusted EBITDA Per Share" is Adjusted EBITDA divided by the number of diluted weighted average shares outstanding. Adjusted EBITDA and Adjusted EBITDA Per Share should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA and Adjusted EBITDA Per Share are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA and Adjusted EBITDA Per Share. Adjusted EBITDA and Adjusted EBITDA Per Share are key measures used by management to evaluate our operations, including our ability to generate cash flows and, consequently, management believes they are useful information to investors.

	Three Months Ended
	Sept. 30, 2015		Jun. 30, 2015		Sept. 30, 2014
	$	Per share	$	Per share	$	Per share
Net income	$13,545	$0.48	$11,593	$0.41	$65,018	$2.06
Income from discontinued operations, net of income taxes	—	—	—	—	57,023	1.81
Income from continuing operations	$13,545	$0.48	$11,593	$0.41	$7,995	$0.25
Depreciation & amortization	2,579	0.09	2,426	0.08	2,642	0.08
Stock-based compensation expense	1,348	0.05	1,622	0.06	671	0.02
Interest expense and other	458	0.02	512	0.02	258	0.01
Income tax expense	9,067	0.32	7,833	0.28	5,346	0.18
Adjusted EBITDA	$26,997	$0.96	$23,986	$0.85	$16,912	$0.54
Weighted average shares outstanding - basic	27,811		28,134		31,347
Weighted average shares outstanding - diluted	28,132		28,337		31,553